Exhibit 32.1
RED LION HOTELS CORPORATION
CERTIFICATION PURSUANT TO EXCHANGE ACT RULE 13a-14(b)
In connection with the annual report of Red Lion Hotels Corporation (the “Company”) on Form 10-K for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jon E. Eliassen, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 14, 2013

/s/ Jon E. Eliassen
Jon E. Eliassen President and Chief Executive Officer (Principal Executive Officer)